EXHIBIT 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Classover Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Class A Common Stock(2)	Rule 457(f) and (c)	6,535,014	10.00		65,350,140	0.0001531	10,005.11	(4)	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Class B Common Stock(2)	Rule 457(f) and (c)	5,964,986	10.00		59,649,860	0.0001531	9,132.39	(4)	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Preferred Stock(2)	Rule 457(f) and (c)	1,000,000	10.00		10,000,000	0.0001531	1,531.00	(4)	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Warrants(2)	Rule 457(f) and (c)	17,250,000	0.02	(3)	345,000	0.0001531	52.85	(4)	N/A	N/A	N/A	N/A
Fees to Be Paid	Equity	Class B Common Stock	Rule 457(f) and (c)	29,558,125	11.11		328,390,768.75	00001531	50,276.63
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						463,735,768		70,997.98
	Total Fees Previously Paid						N/A		N/A
	Total Fee Offsets						N/A		N/A
	Net Fee Due								70,997.98

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.

(2)

Represents the number of ordinary shares of Classover Holdings, Inc., par value $0.00001 per share, issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for the securities of Class Over Inc.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares and warrants of Battery Future Acquisition Corp on the New York Stock Exchange on November 19, 2024 ($11.11 per share and $0.02 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001531.